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                                                                   EXHIBIT 16(b)

                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


To the Board of Directors
Computerized Thermal Imaging, Inc.

I have read the section entitled "Change of Accountants" contained in Amendment No. 3 to Form SB-2/A of Computerized Thermal Imaging, Inc. (the "Company"), and am in agreement with the statements contained in said section as they relate to me. I have no basis to disagree with the other statements of the Company contained in said section.



                                   By:       /s/ Randy Simpson
                                        --------------------------------
                                        Randy Simpson
                                        Certified Public Accountant


Salt Lake City, Utah
August 7, 1998